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             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

         NUMBER                                              SHARES
                                [LOGO OF EAGLE]

                              MONETTA FUND, INC.

        AUTHORIZED TO ISSUE 5 MILLION SHARES - PAR VALUE $.01 PER SHARE

    This Certifies that_______________________________________ is the registered holder of _____________________________________ Shares of the capital stock of the above named corporation, fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

    In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

           this_______________day            of_______________A.D. 19_______

    -----------------------                    ------------------------------
           Secretary                                     President

                                   SPECIMEN
                                    COMMON

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     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  -as tenant in common           UNIF GIFT MIN ACT-.....Custodian......

  TEM ENT  -as tenants by the entireties                    (Cust)       (Minor)
                                                  under Uniform Gifts to Minors
  JT TEN   -as joint tenants with right of
            survivorship and not as tenants             Act.................
            in common                                          (State)

    Additional abbreviations may also be used though not in the above list.


          For Value Received, ______ hereby sell, assign and transfer unto
    ______________________________________________________________________
    _________________________________________________________________Shares
    represented by the within Certificate, and do hereby irrevocably constitute and appoint
    ______________________________________________________________Attorney to
    transfer the said Shares on the books of the within named Corporation with full power of subsitution in the premises.

         Dated________________19___

              In presence of
                                _____________________
       _______________________


                   NOTICE: THE SIGNATURE OF THIS ASSIGNMENT
               MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
            FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
              ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.